UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

MAVENIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 International Place, Suite 200

Richardson, Texas 75081

(Address of principal executive offices, including zip code)

(469) 916-4393

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Payments to Named Executive Officers under the Executive Bonus Plan for Fiscal 2013

In May 2013, the Board of Directors (the “Board”) of Mavenir Systems, Inc. (the “Company”), on the recommendation of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), approved the performance objectives for fiscal 2013 under the Executive Bonus Plan (the “2013 EBP”). Pursuant to the 2013 EBP, each eligible employee, including certain of the Company’s named executive officers, has a target cash bonus amount (expressed as a percentage of base salary) that becomes payable upon the achievement of certain corporate performance metrics and individual performance objectives.

Payouts under the 2013 EBP were determined by reference to the achievement of corporate financial performance objectives related to the Company’s revenue and operating income (loss). The revenue objective represented 50% of each named executive officer’s target payout, and the operating income (loss) objective represented 30% of each named executive officer’s target payout. An additional 20% payout was related to the achievement of officer-specific management by objective (MBO) goals, 75% of which related to achievement of quarterly revenue targets and 25% of which related to officer-specific goals.

On March 19, 2014, the Board, based on the recommendations of the Compensation Committee, reviewed the Company’s fiscal 2013 performance with respect to the performance objectives under the 2013 EBP. The Board approved certain adjustments to the calculation of the operating income (loss) performance objective for certain expenses related to the Company’s initial public offering, based on the recommendations of the Audit Committee and the Compensation Committee. The Board determined that (i) the Company had exceeded the performance objective target for revenue, (ii) the Company had achieved the threshold level for partial payout for operating income (loss) after taking into account the adjustments noted above, and (iii) each of Mr. Kohli and Mr. Hungle had achieved his MBO goals. Each performance objective was measured independently of the other objectives.

Based on the Company’s performance in fiscal 2013 and the individual contributions of each of the Company’s named executive officers set forth below, the Board awarded such named executive officers cash bonuses under the 2013 EBP in the amounts shown in the table below.

Name	Position	Bonus Amount
Pardeep Kohli	President and Chief Executive Officer	$214,776
Terry Hungle	Chief Financial Officer	$127,170

Equity Grants to Named Executive Officers

On March 19, 2014, the Board, based on the recommendation of the Compensation Committee, approved the grants of stock options (the “Equity Grants”) to certain executive officers of the Company. The Equity Grants for the named executive officers are as follows:

Name	Number of Shares Subject to Stock Options Approved on March 19, 2014	Exercise Price Per Share
Pardeep Kohli President and Chief Executive Officer	125,000	$18.09
Terry Hungle Chief Financial Officer	65,000	$18.09
Bahram Jalalizadeh Executive Vice President of Global Sales and Business Development	65,000	$18.09

The shares subject to the Equity Grants listed in the table above began vesting on March 19, 2014 and will expire on March 18, 2024. 1/48th of the shares subject to each Equity Grant shall become vested and exercisable on each monthly anniversary of the date of the Equity Grant, subject to the named executive officer’s continuous status as a service provider. Each such Equity Grant was granted under the Company’s Amended and Restated 2013 Equity Incentive Plan.

2014 Base Salary Adjustments and Executive Bonus Plan Compensation Targets for Fiscal 2014

On March 19, 2014, the Board, based on the recommendation of the Compensation Committee, approved annual base salary increases and Executive Bonus Plan compensation targets for fiscal 2014 for our named executive officers, effective April 1, 2014, as set forth in the chart below. In making these adjustments, the Board and the Compensation Committee considered certain subjective factors related to our compensation philosophy and objectives, the peer group benchmarking analysis performed by our compensation consultant, internal compensation parity, as well as the contributions expected from, and the responsibilities of each named executive officer. The following table sets forth information regarding the base salary approved for 2014 along with the compensation target for each named executive officer for 2014 under the Executive Bonus Plan.

Name	Base Salary for 2014	Executive Bonus Plan Compensation Target for 2014
Pardeep Kohli President and Chief Executive Officer	$400,000	$280,000
Terry Hungle Chief Financial Officer	$300,000	$150,000
Bahram Jalalizadeh Executive Vice President of Global Sales and Business Development	$275,000	—	(1)

(1)	Mr. Jalalizadeh participates in the Company’s Sales Commission Plan and is therefore not eligible to participate in the Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVENIR SYSTEMS, INC.

Date: March 25, 2014	By:	/s/ Terry Hungle
Name: Terry Hungle
Title: Chief Financial Officer